Exhibit 23.3


                 Letter of Consent of Independent Auditors

 We consent to the incorporation by reference in the Amendment No. 2 to the Registration Statement of Marsh & McLennan Companies, Inc. on Form S-3 (File No. 333-67543) of our report dated February 17, 1998 except for notes 24(c) and 35 dated May 7, 1998 on our December 31, 1997 audit of the consolidated financial statements and financial statement schedule of Sedgwick Group plc.


                                       /s/ PricewaterhouseCoopers


 PricewaterhouseCoopers
 Chartered Accountants
 London, England
 March 3, 1999